Exhibit 16.1

August 22, 2019

Securities and Exchange Commission

100 First Street, N.E.

Washington, D.C. 20549

Ladies and Gentlemen:

We have read Item 4.01 of ALJ Regional Holdings, Inc’s Form 8-K dated August 22, 2019, and we agree with the statements set forth in the second and third paragraphs, insofar as they relate to our firm.  We have no basis to agree or disagree with other statements made by the registrant contained in Item 4.01.

Very truly yours,

/s/ Mayer Hoffman McCann P.C.

San Diego, California